EXHIBIT 99.1

Salt Lake City, Utah - Following a July 2004 inspection of its facilities in Midvale, Utah, Utah Medical Products, Inc. (Nasdaq: UTMD) today received a formal Utah Department of Agriculture and Food Inspection Program "Certificate of Free Sale & Sanitation Inspection" dated August 12, 2004.

According to the notarized certificate, "Inspection evaluates and assures compliance with the Utah Code Annotated, Title 4 (UCA), which identifies the standards for proper facility construction, good manufacturing practices (GMP) and fulfills requirements of those applicable laws and rules in the State of Utah."

Utah Medical Products, Inc., with particular interest in health care for women and their babies, develops, manufactures, assembles and markets a broad range of well-established, proven safe and effective, disposable and reusable specialty medical devices.